Exhibit 99.1

NEWS RELEASE

Transcat, Inc.   35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Increased Net Income on 11th Consecutive Year of
Revenue Growth for Fiscal 2015

●	Record quarterly and annual revenue of $32.3 million and $123.6 million, respectively

●	Service segment fiscal 2015 operating income increased 55.2% on 7.5% revenue growth

●	Fourth quarter net income grew 12.0% to $1.9 million

ROCHESTER, NY, May 19, 2015 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 28, 2015.  Included in the reported results are those of Ulrich Metrology Inc., acquired on August 31, 2014, and Apex Metrology Solutions, acquired on March 6, 2015.

“Our fourth quarter results capped off a solid year for Transcat, highlighted by record annual revenue,” commented Lee D. Rudow, President and CEO.  “Continued strength in our Service segment, driven by organic initiatives and recent acquisitions, fueled our strong performance and helped to offset the current margin pressure within the Distribution segment.  Importantly, our Service segment results demonstrated the operating leverage inherent in this business with measurable gross and operating margin expansion and strong cash generation.”

Fourth Quarter Fiscal 2015 Review (Results are compared with the fourth quarter of fiscal 2014)

Fourth quarter revenue was a record $32.3 million, an increase of 6.4%, or $1.9 million, over the prior-year period, which reflects growth in both business segments.  The Service segment revenue grew $1.0 million, or 7.5%, and Distribution segment sales increased $0.9 million, or 5.5%.

Service segment gross profit increased $0.6 million in the fourth quarter; however, this was offset by a $0.7 million reduction in Distribution segment gross profit.  As a result, fourth quarter consolidated gross profit declined $0.1 million to $8.5 million.  Total operating expenses were down $0.3 million to $5.4 million in the fourth quarter, primarily due to lower performance-based compensation.  Operating income increased 6.3% to $3.1 million over the prior fiscal year period.

Fourth quarter net income was $1.9 million, a 12.0% increase compared with the prior-year period.  Diluted earnings per share increased 12.5% to $0.27.

Adjusted EBITDA increased 6.9%, or $0.3 million, to $4.0 million, over the same quarter of the prior fiscal year period.  Adjusted EBITDA as a percent of revenue was 12.3%.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the Adjusted EBITDA Reconciliation table.

Fourth Quarter Service Segment Operating Margin Expands on Revenue Growth

The Service segment represents the Company’s accredited calibration and compliance services business (45% of total revenue for the fourth quarter of fiscal 2015)

Mr. Rudow added, “Our strategy has focused on growing our Service segment because of its strong inherent earnings power given the operating leverage gained on revenue growth.  For the quarter, the segment achieved record revenue and operating income.  Of note, the Service segment marked a significant milestone by surpassing the Distribution segment in annual operating income.  We believe this achievement underscores the significant traction we have gained in growing our service business and the successful execution of our strategy, and also solidifies the Service segment as a primary driver of future growth at Transcat.”

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

•	Service segment revenue grew 7.5% to a record $14.5 million, which reflects a combination of organic and acquisition-related growth.

•	Service segment gross profit improved $0.6 million, or 13.5%, to $4.8 million. Fourth quarter gross margin for the segment improved 180 basis points to 33.2%.

•
Segment operating expenses declined 4.4% to $2.6 million compared with the fourth quarter of fiscal 2014, primarily due to lower performance-based compensation expense.  As a percentage of Service segment revenue, operating expenses declined 220 basis points to 18.0%.

•
Fourth quarter Service segment operating income increased 45.9%, or $0.7 million, to $2.2 million, while segment operating margin expanded 400 basis points to 15.2%. The Service segment produced 68.7% operating leverage in the quarter. Note that operating leverage is defined as the year-over-year change in Service segment operating income divided by the year-over-year change in Service segment revenue.

•
Service segment contribution margin grew 22.4% to $3.2 million, from $2.6 million in the prior fiscal year period.  Service segment Adjusted EBITDA increased 39.9%, or $0.8 million, to $2.8 million. As a percentage of Service segment revenue, Adjusted EBITDA was 19.5%, a 450 basis point expansion. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 and 10 for the Adjusted EBITDA Reconciliation table and the contribution margin calculation in the Additional Information – Business Segment Data table.

Fourth Quarter Distribution Segment Review

The Distribution segment represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (55% of total revenue for the fourth quarter of fiscal 2015)

•	Distribution sales increased $0.9 million, or 5.5%, to $17.9 million, due to strong growth from alternative energy customers.

•
Distribution segment gross profit was $3.7 million, down $0.7 million from the fourth quarter of fiscal 2014.  Gross margin was 20.7%, a 520 basis point reduction.  Lower year-over-year vendor rebates accounted for 220 basis points of the decline.  Vendor rebates tend to fluctuate as target levels are typically established by some vendors using growth rates based on prior-year results.  Competitive pricing strategies, utilized to maintain and grow market share, and changes in product mix also negatively impacted segment gross margin.

•
Cost discipline and reduced expenses related to performance-based compensation helped to partially offset the year-over-year decline in Distribution segment gross profit, resulting in segment operating income of $0.9 million, a decrease of $0.5 million from the fourth quarter of fiscal 2014.

•
Contribution margin for the Distribution segment was $1.9 million compared with $2.7 million in the prior fiscal year period.  Distribution segment Adjusted EBITDA was $1.1 million, down $0.5 million. See Note 1 on page 4 for descriptions of these non-GAAP financial measures and pages 9 and 10 for the Adjusted EBITDA Reconciliation table and contribution margin calculation in the Additional Information – Business Segment Data table.

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

Fiscal 2015 Review (Results are compared with fiscal 2014)

Total revenue increased to a record $123.6 million in fiscal 2015, up 4.3% from total revenue of $118.5 million in fiscal 2014.  Both the Service and Distribution segments contributed to the year-over-year growth.  Gross profit was $29.1 million, down $0.7 million, or 2.4%.  Gross margin declined 160 basis points to 23.5%, primarily due to $1.8 million of lower Distribution segment vendor rebates, a 150 basis point negative impact to gross margin.

Operating expenses were $22.3 million, a decrease of $0.8 million.  As a percentage of total revenue, operating expenses were 18.1%, an improvement over 19.5% in fiscal 2014.  The reduction in operating expenses was primarily due to lower performance-based compensation expense.  Net income was $4.0 million, up slightly over the fiscal 2014 performance.  Earnings per diluted share were $0.57 in fiscal 2015, up 5.6% from $0.54 in fiscal 2014.

Adjusted EBITDA was $10.3 million in fiscal 2015, up 2.1%, or $0.2 million, over fiscal 2014.

Service Segment:

•	Revenue increased 7.5% to $51.8 million, driven by organic and acquisition-related growth.

•	Segment gross profit increased $1.3 million, or 10.0%, from fiscal 2014. Segment gross margin improved 60 basis points to 27.2%.

•	Segment operating income increased by 55.2%, or $1.3 million, when compared with fiscal 2014.

•	Service segment Adjusted EBITDA was $6.1 million, or 11.9% of segment revenue, an increase of 33.1% over fiscal 2014.

Distribution Segment:

•	Sales increased 2.1%, or $1.5 million, to $71.8 million in fiscal 2015.

•	Segment gross margin decreased 320 basis points to 20.9% in fiscal 2015, primarily due to $1.8 million less in vendor rebates and increased price discounting.

•	Segment operating income decreased 28.9%, or $1.3 million, as operating expense reductions were more than offset by the impact of reduced vendor rebates.

•	Distribution segment Adjusted EBITDA was $4.1 million in fiscal 2015.

See Note 1 on page 4 for a description of Adjusted EBITDA, a non-GAAP financial measure, and page 9 for the Adjusted EBITDA Reconciliation table.

Strong Balance Sheet Supports Growth Strategy

As of March 28, 2015, the Company had $16.0 million in availability under its secured revolving credit facility.

Capital expenditures in fiscal 2015 were $3.5 million, up from $2.0 million in fiscal 2014, and were primarily for expanded Service segment capabilities and strategic information technology upgrades, including the Company’s website and the new state-of-the-art C3 Metrology Management Software.  The Company expects total capital expenditures to be approximately $4.0 million in fiscal 2016, which includes expanded Service segment capabilities and additional assets for the Company’s growing rental business.

Outlook

Mr. Rudow concluded, “In fiscal 2015, we generated solid momentum and made significant headway in aligning our resources to deliver improved long-term performance.  During the year, we launched our new C3 Metrology Management Software and rolled-out our now robust and user-friendly e-commerce site.  We believe both investments enhance our industry leading value proposition, continue to reinforce our competitive advantage, and are driving new business.

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

“As we enter fiscal 2016, we are confident in our direction and are continuing to invest for future growth and market share gains.  While we will continue to experience some quarter-over-quarter fluctuations, we expect to achieve consolidated operating income growth in the mid-teens in fiscal 2016.”

Webcast and Conference Call

Transcat will host a conference call and webcast on Wednesday, May 20, 2015 at 11:00 a.m. ET.  Management will review the financial and operating results for the quarter and full fiscal year period, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation which will be available at www.transcat.com/investor-relations.

The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET the day of the call through Wednesday, May 27, 2015.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13606822, or access the webcast replay at www.transcat.com/investor-relations.  A transcript will also be posted to the website, once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, other income and expenses, and non-cash stock compensation expense), which is a non-GAAP measure. The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses. We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss). For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit in the Additional Information – Business Segment Data tables on pages 10 and 11.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration and compliance services, including analytical instrument qualifications, equipment and process validation.  The Company is focused on providing best-in-class calibration analytics to highly regulated industries, particularly healthcare, which includes companies in pharmaceuticals, medical devices and bioscience.  With 18 strategically-located centers of excellence in the United States, Canada and Puerto Rico, Transcat performs over 200,000 specialized technical services annually.  The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry. Transcat also answers the call with cGMP and GLP compliant services.

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation, marketing more than 100,000 premier and propriety brand instruments to nearly 30,000 customers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions that often are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, growth strategy, potential acquisitions, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements.  Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

TRANSCAT, INC.
 CONSOLIDATED STATEMENTS OF INCOME
 (In Thousands, Except Per Share Amounts)

	Fourth Quarter Ended		Years Ended
	March 28,	March 29,	March 28,	March 29,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)

Service Revenue	$14,465	$13,457	$51,801	$48,184
Distribution Sales	17,877	16,946	71,823	70,324
Total Revenue	32,342	30,403	123,624	118,508

Cost of Service Revenue	9,661	9,226	37,698	35,359
Cost of Distribution Sales	14,183	12,560	56,839	53,359
Total Cost of Revenue	23,844	21,786	94,537	88,718

Gross Profit	8,498	8,617	29,087	29,790

Selling, Marketing and Warehouse Expenses	3,407	3,365	13,913	14,039
Administrative Expenses	1,975	2,322	8,406	9,046
Total Operating Expenses	5,382	5,687	22,319	23,085

Operating Income	3,116	2,930	6,768	6,705

Interest and Other Expense, net	79	102	345	259

Income Before Income Taxes	3,037	2,828	6,423	6,446
Provision for Income Taxes	1,128	1,124	2,397	2,462

Net Income	$1,909	$1,704	$4,026	$3,984

Basic Earnings Per Share	$0.28	$0.25	$0.59	$0.56
Average Shares Outstanding	6,831	6,702	6,798	7,080

Diluted Earnings Per Share	$0.27	$0.24	$0.57	$0.54
Average Shares Outstanding	7,083	6,980	7,059	7,357

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	March 28,	March 29,
	2015	2014
	(Unaudited)
ASSETS
Current Assets:
Cash	$65	$23
Accounts Receivable, less allowance for doubtful accounts of $111
and $82 as of March 28, 2015 and March 29, 2014, respectively	16,899	15,663
Other Receivables	1,171	1,088
Inventory, net	6,750	6,181
Prepaid Expenses and Other Current Assets	1,209	1,180
Deferred Tax Asset	1,048	1,396
Total Current Assets	27,142	25,531
Property and Equipment, net	9,397	7,089
Goodwill	20,923	17,384
Intangible Assets, net	3,554	2,651
Other Assets	1,133	1,219
Total Assets	$62,149	$53,874

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,695	$7,132
Accrued Compensation and Other Liabilities	4,195	5,690
Income Taxes Payable	43	1,035
Total Current Liabilities	11,933	13,857
Long-Term Debt	12,168	7,593
Deferred Tax Liability	1,684	607
Other Liabilities	2,046	1,734
Total Liabilities	27,831	23,791

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
6,835,828 and 6,716,350 shares issued and outstanding
as of March 28, 2015 and March 29, 2014, respectively	3,418	3,358
Capital in Excess of Par Value	12,289	11,387
Accumulated Other Comprehensive (Loss) Income	(143)	567
Retained Earnings	18,754	14,771
Total Shareholders' Equity	34,318	30,083
Total Liabilities and Shareholders' Equity	$62,149	$53,874

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

TRANSCAT, INC.
 CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	For the Years Ended
	March 28,	March 29,
	2015	2014
	(Unaudited)
Cash Flows from Operating Activities:
Net Income	$4,026	$3,984
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Loss (Gain) on Disposal of Property and Equipment	3	(34)
Deferred Income Taxes	779	(310)
Depreciation and Amortization	3,090	2,945
Provision for Accounts Receivable and Inventory Reserves	128	1
Stock-Based Compensation Expense	507	527
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(1,218)	(424)
Inventory	(593)	681
Prepaid Expenses and Other Assets	(343)	(623)
Accounts Payable	464	(1,751)
Accrued Compensation and Other Liabilities	(1,502)	2,047
Income Taxes Payable	(902)	569
Net Cash Provided by Operating Activities	4,439	7,612

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(3,500)	(1,961)
Proceeds from Sale of Property and Equipment	51	249
Business Acquisitions, net of cash acquired	(7,279)	-
Net Cash Used in Investing Activities	(10,728)	(1,712)

Cash Flows from Financing Activities:
Proceeds from Revolving Line of Credit, net	4,575	(424)
Issuance of Common Stock	466	317
Repurchase of Common Stock	(71)	(6,482)
Excess Tax Benefits Related to Stock-Based Compensation	17	1
Net Cash Provided by (Used in) Financing Activities	4,987	(6,588)

Effect of Exchange Rate Changes on Cash	1,344	305

Net Increase (Decrease) in Cash	42	(383)
Cash at Beginning of Period	23	406
Cash at End of Period	$65	$23

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2015

	Q1	Q2	Q3	Q4	YTD
Net Income	$445	$859	$813	$1,909	$4,026
+ Interest Expense	31	47	77	79	234
+ Other Expense / (Income)	14	91	6	0	111
+ Tax Provision	269	519	481	1,128	2,397
Operating Income	$759	$1,516	$1,377	$3,116	$6,768
+ Depreciation & Amortization	624	747	897	822	3,090
+ Other (Expense) / Income	(14)	(91)	(6)	0	(111)
+ Noncash Stock Compensation	155	234	85	33	507
Adjusted EBITDA	$1,524	$2,406	$2,353	$3,971	$10,254

Segment Breakdown

Service Operating Income	$267	$665	$562	$2,199	$3,693
+ Depreciation & Amortization	488	577	676	621	2,362
+ Other (Expense) / Income	(15)	(85)	(33)	(5)	(138)
+ Noncash Stock Compensation	72	103	39	10	224
Service Adjusted EBITDA	$812	$1,260	$1,244	$2,825	$6,141

Distribution Operating Income	$492	$851	$815	$917	$3,075
+ Depreciation & Amortization	136	170	221	201	728
+ Other (Expense) / Income	1	(6)	27	5	27
+ Noncash Stock Compensation	83	131	46	23	283
Distribution Adjusted EBITDA	$712	$1,146	$1,109	$1,146	$4,113

	FY2014

	Q1	Q2	Q3	Q4	YTD
Net Income	$721	$771	$788	$1,704	$3,984
+ Interest Expense	26	25	34	45	130
+ Other Expense / (Income)	(22)	43	51	57	129
+ Tax Provision	427	442	469	1,124	2,462
Operating Income	$1,152	$1,281	$1,342	$2,930	$6,705
+ Depreciation & Amortization	729	711	791	714	2,945
+ Other (Expense) / Income	22	(43)	(51)	(57)	(129)
+ Noncash Stock Compensation	113	144	143	127	527
Adjusted EBITDA	$2,016	$2,093	$2,225	$3,714	$10,048

Segment Breakdown

Service Operating Income	$461	$260	$151	$1,507	$2,379
+ Depreciation & Amortization	555	521	555	513	2,144
+ Other (Expense) / Income	(14)	(42)	(32)	(53)	(141)
+ Noncash Stock Compensation	52	63	63	52	230
Service Adjusted EBITDA	$1,054	$802	$737	$2,019	$4,612

Distribution Operating Income	$691	$1,021	$1,191	$1,423	$4,326
+ Depreciation & Amortization	174	190	236	201	801
+ Other (Expense) / Income	36	(1)	(19)	(4)	12
+ Noncash Stock Compensation	61	81	80	75	297
Distribution Adjusted EBITDA	$962	$1,291	$1,488	$1,695	$5,436

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

TRANSCAT, INC.
 Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2015 Q4	FY 2014 Q4	$	%
Service Revenue	$14,465	$13,457	$1,008	7.5%
Cost of Revenue	$9,661	$9,226	$435	4.7%
Gross Profit	$4,804	$4,231	$573	13.5%
Gross Margin	33.2%	31.4%

Selling, Marketing & Warehouse Expenses	$1,652	$1,656	$(4)	(0.2%)
Contribution Margin	$3,152	$2,575	$577	22.4%
% of Revenue	21.8%	19.1%

Administrative Expenses	$953	$1,068	$(115)	(10.8)%
Operating Income	$2,199	$1,507	$692	45.9%
% of Revenue	15.2%	11.2%

			Change
DISTRIBUTION	FY 2015 Q4	FY 2014 Q4	$	%
Distribution Sales	$17,877	$16,946	$931	5.5%
Cost of Sales	$14,183	$12,560	$1,623	12.9%
Gross Profit	$3,694	$4,386	$(692)	(15.8%)
Gross Margin	20.7%	25.9%

Selling, Marketing & Warehouse Expenses	$1,755	$1,709	$46	2.7%
Contribution Margin	$1,939	$2,677	$(738)	(27.6%)
% of Sales	10.8%	15.8%

Administrative Expenses	$1,022	$1,254	$(232)	(18.5%)
Operating Income	$917	$1,423	$(506)	(35.6%)
% of Sales	5.1%	8.4%

			Change
TOTAL	FY 2015 Q4	FY 2014 Q4	$	%
Total Revenue	$32,342	$30,403	$1,939	6.4%
Total Cost of Revenue	$23,844	$21,786	$2,058	9.4%
Gross Profit	$8,498	$8,617	$(119)	(1.4%)
Gross Margin	26.3%	28.3%

Selling, Marketing & Warehouse Expenses	$3,407	$3,365	$42	1.2%
Contribution Margin	$5,091	$5,252	$(161)	(3.1%)
% of Revenue	15.7%	17.3%

Administrative Expenses	$1,975	$2,322	$(347)	(14.9%)
Operating Income	$3,116	$2,930	$186	6.3%
% of Revenue	9.6%	9.6%

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2015 YTD	FY 2014 YTD	$	%
Service Revenue	$51,801	$48,184	$3,617	7.5%
Cost of Revenue	$37,698	$35,359	$2,339	6.6%
Gross Profit	$14,103	$12,825	$1,278	10.0%
Gross Margin	27.2%	26.6%

Selling, Marketing & Warehouse Expenses	$6,584	$6,690	$(106)	(1.6%)
Contribution Margin	$7,519	$6,135	$1,384	22.6%
% of Revenue	14.5%	12.7%

Administrative Expenses	$3,826	$3,756	$70	1.9%
Operating Income	$3,693	$2,379	$1,314	55.2%
% of Revenue	7.1%	4.9%

			Change
DISTRIBUTION	FY 2015 YTD	FY 2014 YTD	$	%
Distribution Sales	$71,823	$70,324	$1,499	2.1%
Cost of Sales	$56,839	$53,359	$3,480	6.5%
Gross Profit	$14,984	$16,965	$(1,981)	(11.7%)
Gross Margin	20.9%	24.1%

Selling, Marketing & Warehouse Expenses	$7,329	$7,349	$(20)	(0.3%)
Contribution Margin	$7,655	$9,616	$(1,961)	(20.4%)
% of Sales	10.7%	13.7%

Administrative Expenses	$4,580	$5,290	$(710)	(13.4%)
Operating Income	$3,075	$4,326	$(1,251)	(28.9%)
% of Sales	4.3%	6.2%

			Change
TOTAL	FY 2015 YTD	FY 2014 YTD	$	%
Total Revenue	$123,624	$118,508	$5,116	4.3%
Total Cost of Revenue	$94,537	$88,718	$5,819	6.6%
Gross Profit	$29,087	$29,790	$(703)	(2.4%)
Gross Margin	23.5%	25.1%

Selling, Marketing & Warehouse Expenses	$13,913	$14,039	$(126)	(0.9%)
Contribution Margin	$15,174	$15,751	$(577)	(3.7%)
% of Revenue	12.3%	13.3%

Administrative Expenses	$8,406	$9,046	$(640)	(7.1%)
Operating Income	$6,768	$6,705	$63	0.9%
% of Revenue	5.5%	5.7%

Transcat Reports Increased Net Income on 11th Consecutive Year of Revenue Growth for Fiscal 2015
May 19, 2015

DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

			Change
	FY 2015 Q4	FY 2014 Q4	$	%
Distribution Sales	$17,877	$16,946	$913	5.5%
Business Days	63	64	(1)
Sales Per Business Day	$284	$265	$19	7.2%

			Change
	FY 2015 YTD	FY 2014 YTD	$	%
Distribution Sales	$71,823	$70,324	$1,499	2.1%
Business Days	250	251	(1)
Sales Per Business Day	$287	$280	$7	2.5%